Jilin Kid Castle Educational Investment Development Ltd
Equity Transfer Agreement

This equity transfer agreement is concluded by each following party and signed in Changchun city, Jilin province:

Party A:

1) Sun Ai Tung, company shareholder, legal representative (before the transfer) (hereinafter Party A1)

2) Lu Ying Ji, company shareholder (hereinafter Party A2)

Party B:

1) Shanghai Kid Castle Educational Software Development Company Limited, company shareholder after the transfer (hereinafter Party B1)

2) Shanghai Kid Castle Educational Info Constitution Company Limited company shareholder after the transfer (hereinafter Party B2)

Whereas:

1) The Jilin Kid Castle Educational Investment Development Ltd (hereinafter “Jilin Kid Castle” or the “company”) established by Sun Ai Tung and Lu Ying Ji on 4 Sept 2002 is the educational company established according to the law; the registered capital of the company is RMB2 million, and management scope of company covers the image design, marketing design, educational teaching software research and development, consultancy, service, educational investment and educational administration; the company is registered at 1519 Huoju Road, Changchun Hi-tech Zone, Jilin; the shareholders and share proportions are as follows: Sun Ai Tung (Party A1) : 75%; Lu Ying Ji (Party A2) : 25%.

2) Party A and Party B negotiate to sign this equity transfer agreement, which states that Party A shall transfer all its equity of Jilin Kid Castle to Party B according to the terms and conditions of agreement, and Party B shall agree to accept all the equity of Jilin Kid Castle owned by Party A according to the terms and conditions of agreement; Party B will own all the equity of Jilin Kid Castle after implementing this agreement properly and completely.

The both parties hereby agree as follows:

Article 1: Transfer Object

1.1 Party A is the shareholder of Jilin Kid Castle and enjoys all rights of the company stated by the Company Law, and this transfer has been ratified by the power authority of Jilin Kid Castle.

1.2 Party B1 accepts 50% shares of Jilin Kid Castle owned by Party A1; Party B2 accepts 25% shares of Jilin Kid Castle owned by Party A1 and 25% shares owned by Party A2, and the total accepted shares are 50%; Party B and the third party specified by it are entitled to adjust the equity acceptance proportion in the interior.

1.3 The both parties agree that Party B is entitled to specify the third party and its acceptance proportion unilaterally and notify Party A in written as the instruction for the consignee to accept all its shares in the company actually and implement all related rights and obligations agreed in this agreement; the written instruction shall be made and mailed to the address of Party A within 18 days upon the signature of this agreement, and the third party shall act as Party B of this agreement to be bound by this agreement together with other parties; the implemented part is binding to the third party, while the third party has not right to specify others to implement this agreement.

Article 2: Equity Transfer Price and Payment

2.1 Party B1 and Party B2 shall pay the transfer fee corresponding with the accepted equity proportion to Party A according to the respective acceptance ratio, i.e. the equity transfer fee paid by Party B1 to Party A is RMB4.2 million ×  accepted equity ratio, while the equity transfer fee paid by Party B2 to Party A is RMB4.2 million ×  accepted equity ratio; Party A1 will obtain 75% transfer fee, i.e. RMB3.15 million for that, and Party A2 will obtain 25% transfer fee, i.e. RMB1.05 million for that.

2.2 Party B shall pay the first equity transfer fee of RMB200000 as the deposit to Party A at the signature day of this agreement; the both parties shall prepare and handle the documents required for the work stated in article 5.1.5 within 18 days after the signature of this agreement, and Party B shall pay the second equity transfer fee of RMB1.9 million; Party B shall pay the third equity transfer fee of RMB1 million within 2 working days after the documents are accepted formally when Party A notifies to prepare for the payment within 3 days before all the above-mentioned documents are submitted to the competent authorities such as educational department and industrial and commercial administration; Party B shall pay the forth equity transfer fee of RMB1.1 million within 1 working day after all the above-mentioned alteration registration/reference are finished and the corresponding licenses and certificates are issued.

2.3 Payment of Equity Transfer Fee

Party A specifies Party B to transfer the above-mentioned equity transfer fee payable to the following account or deposit it with cash to the following account:

Account Name: Lu Ying Ji
Bank: China Construction Bank
Account Number: 4367 4209 4256 0270 146

Article 3: Transfer and Handover

3.1 Party A hereby transfers the equity of Jilin Kid Castle and all related rights, interests and obligations to Party B according to the terms and conditions stated in this agreement. Party B hereby accepts the equity and all related rights, interests and obligations transferred by Party A according to the terms and conditions stated in this agreement, unless otherwise stated in this agreement.

3.2 The four subjects of both parties agree together as follows: the both parties will deal with the detailed handover affair of the company and 3 educational institutions according to the agreement about the time, content and other aspects: Party A1 and Party A2 specify Li Mei (autographical signature of assignee) as the check and handover principal of Party A, the company and educational institutions; Party B1 and Party B2 specify Xu Xiaosun (autographical signature of assignee) as the check and handover principal of Party B; the handover behaviors of principals specified by the both parties represent the behaviors of consigner and have the legal effectiveness.

3.3 Party A shall prepare the handover list before 15 April 2007 according to the relevant regulations of this agreement and the detailed contents of agreement appendix, and the handover principals specified by the both parties shall deal with the handover works except that stated in article 3.4 and sign the handover list together properly and completely. Party A guarantees that the company management specified shall not invade and occupy the property of the company/three educational institutions arbitrarily before that.

3.4 Party A shall deal with the handover work of official seals, licenses and certificates, relevant accounting books and vouchers, invoices, checks and the financial affairs of bank vouchers of the company and three educational institutions stated in article 4.3 properly and completely according to the relevant regulations of this agreement and the detailed contents of agreement appendix within 2 days after receiving the forth equity transfer fee from Party B, and the handover principals specified by the both parties shall prepare and sign the handover list together. The principals specified by the both parties respectively in written shall control the keeping and use of the official seals, licenses and certificates of the company and three educational institutions, the keeping and use of accounting books, vouchers, checks, invoices and bank vouchers and the financial works such as income and expense together after the handover works stated in the above article is completed but before the handover works stated in this article is completed; the written ratification of Party B or the principal specified is necessary in the works except for that required in the normal operating and management activity and that required when implementing the relevant alteration registration/reference work of the company and three educational institutions agreed in this agreement.

3.5 Party B is entitled to implement the right/power of shareholder/founder in the interior according to this agreement, laws and memorandum after the handover stated in article 3.3 of this agreement is completed but before all the procedures of company equity transfer and 3 educational institution alteration is completed.

Article 4: Company Assets, Equities, Investments, Debts or Liabilities

4.1 For the detailed category of existing assets, category and amount of loans/debts and list of investments of the company, the contingent debts of invested institutions or the company, the current condition of company customers and business, company employees, advance expense/expanse receivable (including tuition) and the detailed information of students list, refer to the appendix of this agreement “current conditions list of the company”.

4.2 For the category and amount of company licenses, certificates and official seals, the company accounting books, vouchers (including the annual auditing report original and attached financial statement of each year), invoices, checks, bank vouchers, tax returns, the company statement till the end of Feb 2007 (including but not limited to the balance sheet and income statement of the company), company systems and regulations, company memorandum (signed by the former shareholders), resolutions of each board meeting and general meeting of shareholders, the exterior economic agreements and interior administrative agreements (such as the labor agreement) of the company, refer to the appendix of this agreement “list of licenses, certificates, official seals, accounting books, system documents and agreements”. Party A is entitled to borrow the above-mentioned documents after the agreement is implemented when there is the actual demand.

4.3 The 2 preschools invested fully by the company are Jilin Kid Castle Double Languages Preschool and Changchun Kid Castle Double Languages Preschool, 1 school is Changchun Kid Castle Children English Training School (these 3 preschools/ school are called educational institutions in this agreement); these 3 educational institutions are the educational institutions established fully and managed legally by Jilin Kid Castle; for the detailed information such as the establishing funds and school addresses of 3 educational institutions, refer to the appendix of this agreement. For the copy of the school running license of private educational institutions and license for private non-enterprise corporation (or the legal school running license or approval issued by the local government) of 3 educational institutions, the list of current conditions of 3 educational institutions, the list of certificates, licenses, official seals, accounting books, system documents and agreements of 3 educational institutions (the detailed content of list shall be confirmed by article 4.1 and 4.2), refer to the appendix.

4.4 Party A promises that contents stated in article 4.1, 4.2 and 4.3 and all the lists and data provided according to that agreement, the handover list agreed in the above articles and the recorded information such as the assets of the company or educational institutions are true, precise, complete and timely, and it shall be responsible for them.

4.5 If the specific name or item of above-mentioned appendixes of this agreement is inconsistent with the fact (such as the current conditions list of company), that confirmed by the both parties in written will be referred; Party A shall provide the above-mentioned appendixes within 8 days after this agreement is signed, and these appendixes shall be signed by the principals specified by the both parties together; the appendixes are the part of this agreement and become effective together with the agreement.

Article 5: Promises

5.1 Party A hereby promises:

5.1.1 to be responsible to urge the relevant personnel (except for Party B) to sign the legal documents required to transact the alteration of legal representatives/principals, directors, supervisors, preschool masters/schoolmaster of Jilin Kid Castle and 3 educational institutions and provide the data required by the relevant competent authorities.

5.1.2 to assist Party B to implement all the rights and obligations related with the equity transfer and those owned by Party A in the memorandum of Jilin Kid Castle, recall all the directors and supervisors dispatched to the company and 3 educational institutions and the legal representatives/principals of educational institutions, and these positions shall be succeeded by the relevant personnel dispatched by Party B; this work shall be implemented at the same time according to the regulation of article 3.3 of this agreement about the handover work, and the duty handover will become effective since the handover day.

5.1.3 Party A promises to submit the written confirmation letter issued by Jilin Building Decoration Group Ltd to Jilin Kid Castle (the content of confirmation letter is: we have not any loan and debt relationship with Jilin Kid Castle Educational Investment Development Ltd till some day (15 to 20) of March 2007) to Party B within 5 days after the signature of this agreement. Moreover, the debts of Jilin Kid Castle and 3 educational institutions listed in the appendix of this agreement and the debts after the equity transfer affair in this agreement is completed shall be undertaken by Party B according to the law. The loan and debt relationship formed in the name of Jilin Kid Castle and 3 educational institutions without the written consent of Party B after this agreement becomes effective but before all the relevant alteration registration procedures are completed shall be undertaken independently by Party A according to the law and agreement. Party A shall undertake the joint liability for all the exterior debts and liabilities of the company and 3 educational institutions occurred before the signature of this agreement but unlisted in the appendix of this agreement; if Party B, the company or the educational institution therefore undertakes the liabilities, Party B, the company or the educational institution is entitled to claim compensation from Party A.

5.1.4 Party A shall stop implementing the shareholder rights of Jilin Kid Castle interiorly after the handover is completed according to article 3.3 of this agreement, unless otherwise stated in this agreement.

5.1.5 to be responsible to transact the full transfer/alteration registration/reference affair of shareholders, directors, supervisors, legal representative related with this equity transfer, the annual inspection/annual auditing of 3 educational institutions, the alteration registration/reference work of legal representative, preschool masters/schoolmaster, directors and supervisors and the signature of all documents required (except for those to be signed by Party B) at the relevant competent authorities including the industrial and commercial administration, civil administration and education; the above-mentioned work shall be completed properly within 55 days after the signature of this agreement at latest; if the work is deferred because Party B does not implement the relevant obligations, Party B shall undertake the breaching liability;

5.1.6 to be responsible to transact the annual inspection/annual auditing 2006 of 3 educational institutions and guarantee the validity of school running licenses.

5.2 Party B hereby promises:

5.2.1 to support Party A to transact the full transfer/alteration affair of shareholders, directors, supervisors, legal representative related with this equity transfer, the annual inspection/annual auditing of 3 educational institutions, the alteration registration work of legal representative/principal and directors and the signature of all documents required at the relevant competent authorities including the industrial and commercial administration, civil administration and education;

5.2.2 Party B or the third party specified satisfies the conditions to accept the agreement object regulated by the law before transacting the equity alteration registration and the normal implementation of equity transfer legal procedures won’t be influenced due to the limitation of the conditions of Party B or the third party specified itself; while it is excluded if Party B does not satisfy the above-mentioned conditions but specifies the third party in written, and the third party specified by Party B must satisfy the above-mentioned conditions;

5.2.3 Party B has adequate money to purchase the agreement object and guarantees to be able to pay the transfer price according to the regulation of this agreement;

5.2.4 to implement all the rights and obligations related with the equity and those owned by Party A in the memorandum of Jilin Kid Castle prudently in the interior before the alteration procedures are completed.

Article 6: Statements and Guarantees

6.1 Party A hereby makes the following statements and guarantees:

6.1.1 The company/three educational institutions involved in this agreement are the company/educational institutions that are founded and established according to the local laws or governmental rules and effective and sustaining before the annual inspection/annual auditing agreed in article 5.1, and are consistent with the laws and regulations upon the registration and the requirement of government rules.

6.1.2 Party A has the adequate right capacity and behavior capacity to make the transfer and has taken all necessary steps and actions to implement this transfer. The company/3 educational institutions have not any activity except for the normal management activity from the signature date to the handover complete day.

6.1.3 Party A hereby guarantees and states that Party A is the only owner of transferred equity and the there is not any dispute on the transferred equity owned by Party A; any other guarantee, mortgage, pledge, lien or compensation claim right is not set on the equity to be transferred.

6.1.4 Party A has stated the assets, loans and debts of Jilin Kid Castle/3 educational institutions faithfully (for the details, refer to the list agreed in article 4), and has not set any guarantee, mortgage, pledge, lien or compensation claim right on the assets or loans under the name of the company/3 educational institutions; i.e. it has the full ownership.

6.1.5 Party A shall neither urge Jilin Kid Castle to transfer the full or part capital of invested educational institutions in any mode nor set any mortgage on the capital nor change the establishing capital and capital of educational institutions by any mode without the written consent of Party B before the content of this agreement is implemented properly; it shall neither decrease or be possible to decrease the value of educational institutions (including the intangible assets, commodity credit and reputation of the educational institutions) nor change the current operating status of educational institutions (including but not limited to the properties and students of educational institutions), while that resulted from the normal management of the company and 3 educational institutions is excluded.

6.1.6 Party A shall implement the following obligation unless with the written consent of Party B before the content of this agreement is implemented properly: (1) it shall not transfer or set any mortgage or pledge on the assets of 3 educational institutions; (2) it shall not sign any document or conclude any understanding to give up the rights of educational institutions; (3) it shall not modify the memorandum, systems or similar documents of the educational institutions; (4) it shall not sign, supplement or implement any merger or transfer agreement with similar tenet or content to this agreement with any third party; (5) it shall accept the spot check of Party B.

6.1.7 Party A promises there is not any following unlisted affairs: (1) the educational institutions have not been managed illegally and have paid the tax legally; (2) the educational institutions neither have any external debt/liability nor default any money of staff or students nor have other significant liability (the economic loss amounts to over RMB20000); (3) it has not extracted the capital of educational institutions or embezzled/invaded and occupied the capital or other properties of educational institutions (except for the normal capital flow among the company and 3 educational institutions); (4) the educational institutions have not bee involved into any tortious or breaching dispute of lawsuit/arbitration mode till the signature date.

6.1.8 Party A promises and guarantees that Party A shall implement the same obligations to Party B according to the promise and guarantee contents of above-mentioned article 6.1.4, 6.1.5, 6.1.6 and 6.1.7.

6.2 Party B hereby makes the following statements and guarantees:

6.2.1 All the obligations related with Party B stated in this agreement are binding to it before the alteration registration procedure required for the equity transfer is completed.

6.2.2 Party B has adequate right and capacity to make the acceptance and has taken all necessary steps and actions to implement this transfer.

6.2.3 It shall neither transfer the equity under the name of Jilin Kid Castle to the third party nor make the guarantee externally with the properties of company before the alteration registration procedure required for the equity transfer is completed.

6.2.4 Party B is obligated to keep secret for all the information of Party A known by Party B in this equity transfer agreement, which includes but is not limited to the management condition, financial condition, business secret and know-how, unless otherwise stated definitely by the law or required compulsively by the judiciary authority; it shall not disclose or use the information before the equity transfer affair in this agreement is completed, while those required for the normal management of the company and 3 educational institutions are excluded.

6.2.5 Party B shall adopt the unique tone negotiated by the both parties and guarantee that the commodity credit of Party A won’t be damaged when disclosing or publicizing the equity transfer affair; Party B shall not disclose any press or words about this equity transfer optionally without the consent of Party A.

6.3 The statements and guarantees contained in the above-mentioned article 6.1 and 6.2 shall be made on the signature date of this equity transfer agreement.

Article 7: Expenses Undertaking and Others

7.1 The administrative fees and statutory expenses due to this equity transfer and the alteration registration/reference of educational institutions (including but not limited to the alteration registration fee) shall be undertaken by Jilin Kid Castle and 3 educational institutions.

7.2 The party breaching the promise, statement and guarantee or whose promise, statement and guarantee is untrue, imprecise or incomplete shall undertake the liability or debt corresponding with the promised, stated or guaranteed contents; if the company/educational institutions undertake in advance, the opposing party or the company/educational institution are entitled to claim compensation from it.

7.3 If the equity transfer alteration procedure of this agreement can not be implemented continually due to the restriction of national policy and regulations, the both parties agree to cease the implementation; if the implementation can not be resumed after 2 months, any party is entitled to terminate this agreement; the account paid shall be repaid immediately and completely, and all the received data shall be returned immediately; if the company and three educational institutions have the loss out of the normal management activity during the period, it shall be undertaken by Party A if it occurs before the handover work stated in article 3.3 is completed, or it shall be undertaken by Party B.

Article 8: Breaching Liabilities

8.1 It will constitute the breach of agreement if any party breaches the promise, guarantee, limitation or forbidden content of this agreement, and the breaching party shall pay the penalty to the opposing party based on the standard equivalent to 20% of total agreement price (i.e. RMB4.2 million), and the opposing party is also entitled to claim the breaching party to keep implementing this agreement.

8.2 If the equity transfer agreed in this agreement can not be completed or 3 educational institutions can not keep running the school legally due to the cause of Party A, Party A shall pay the penalty based on the standard equivalent to 20% of total agreement price (i.e. RMB4.2 million) and return all the money paid by Party B; if the equity transfer agreed in this agreement can not be completed due to the cause of Party B, Party B shall pay the penalty to Party A based on the standard equivalent to 20% of total agreement price (i.e. RMB4.2 million) and return the handed-over properties and data.

8.3 It will constitute the breach of agreement if any party breaches the regulation of this agreement and defers implementing the obligations agreed in this agreement, the breaching party shall pay the penalty of RMB100000 to the opposing party, and the opposing party is also entitled to claim the breaching party to keep implementing this agreement; if the deferred implementation exceeds 1 month, the opposing party is entitled to cancel this agreement; if the company and three educational institutions have the loss out of the normal management activity during the period, it shall be undertaken by Party A if it occurs before the handover work stated in article 3.3 is completed, or it shall be undertaken by Party B.

8.4 If the loss of innocent party resulted from the breaching behavior of breaching party is larger than the penalty, the breaching party shall pay the balance other than the penalty to the innocent party.

8.5 If Party B specifies the third party unilaterally as the actual assignee according to this agreement to implement all the rights and obligations of Party B in this agreement and the third party accepts the corresponding shares of the company actually, it shall not be regarded as the breaching behavior of Party B, and Party A shall cooperate in the implementation of relevant obligations.

Article 9: Preferential Purchase Right of Equity

9.1 The shareholder Party A2 agrees Party A1 to transfer 50% equity of Jilin Kid Castle to Party B1 and 25% equity to Party B2 and gives up the preferential purchase right of above-mentioned 75% equity.

9.2 The shareholder Party A1 agrees Party A2 to transfer 25% equity of Jilin Kid Castle to Party B2 and gives up the preferential purchase right of above-mentioned 25% equity.

Article 10: Governing Law and Arbitration

10.1 Governing Law

The equity transfer agreement shall be only governed by the law of People’s Republic of China and shall be interpreted according to it, but the conflict law rules are excluded. If any article or regulation in this agreement is illegal or invalid wholly or partly according to any law or statute, this article/regulation or part of it shall not be regarded as a part of this agreement, and the validity of other part of this agreement won’t be influenced.

10.2 Arbitration

Any dispute arising from this agreement or related with this agreement shall be solved by the friendly negotiation of both parties; if the negotiation fails, the arbitration shall be submitted to Beijing Arbitration Commission according to the regulation of Arbitration Law; the arbitration expense and the expense to implement the arbitration (including the witness fee and attorney fee) shall be undertaken by the loser, unless otherwise stated in the arbitration verdict; If the dispute occurs and is submitted to the arbitration, the both parties shall keep implementing the retaining rights and obligations under this agreement except for the disputed affair.

Article 11: Miscellaneous

11.1 This agreement will become effective upon the signature day; this agreement is in sextuplicate, 4 subjects of Party A and Party B hold one respectively, Jilin Kid Castle holds one, and one is used for the industrial and commercial registration.

11.2 Appendixes: the appendixes and the handover list agreed in article 3 have the same legal effectiveness with this agreement.

1) ID card copy of Party A and Party B;

2) the copy of business license of Party B and Jilin Kid Castle, the resolutions of each board meeting and general meeting of shareholders;

3) the current conditions list of the company of Jilin Kid Castle, and the list of licenses, certificates, official seals, accounting books, system documents and agreements;

4) the school running license of 3 educational institutions and license for private non-enterprise corporation registration, the list of current conditions of 3 educational institutions, the list of certificates, licenses, official seals, accounting books, system documents and agreements of 3 educational institutions.

Party A:
Party A1: Sun Ai Tung (Signature), ID card number: 220104196405053899
Address: 1519 Huoju Road, Changchun Hi-tech Zone, Jilin, Jilin Building Decoration Group Ltd

Party A2: Lu Ying Ji (Signature), ID card number: 220104196504051522
Address: 1519 Huoju Road, Changchun Hi-tech Zone, Jilin, Jilin Building Decoration Group Ltd

Party B:
Party B1: Shanghai Kid Castle Educational Software Development Company Limited
Legal/Authorized Representative: Min-Tan Yang (Seal and Signature)

Party B2: Shanghai Kid Castle Educational Info Constitution Company Limited
Legal/Authorized Representative: Min-Tan Yang (Seal and Signature)

Signature Date: 15 March 2007

Agreement

As the fully-owned shareholder of Party C, Party A signed the equity transfer agreement with Party B on 15 March 2007 about the detailed affair of transferring all the equity of Party C to Party B; as the related parties of the equity transfer behavior, now Party C and the 3 educational institutions (Party D) conclude the supplementary agreement for the equity transfer agreement as follows with Party A and Party B based on the negotiation:

1. Party C and Party D confirm all contents of the above-mentioned equity transfer agreement and do their best to support Party A and Party B to implement the relevant power/right and each obligation according to the above-mentioned agreement; they also issue the relevant documents required to realize the equity transfer and relevant alteration and implement the relevant alteration registration obligation.

2. Party C and Party D promise and guarantee to abide by the article 1, 3.2, 3.3, 3.4, 3.5, 4, 5.1, 6.1.3, 6.1.4, 6.1.5, 6.1.6, 6.1.7, 6.1.8, 7 and 10 of the above-mentioned equity transfer agreement and agree to undertake the liability for the promise and guarantee according to article 8 of this agreement.

3. Party A, Party B, Party C and Party D confirm together this supplementary agreement is the supplementary of above-mentioned equity transfer agreement, which are binding to Party A, Party B, Party C and Party D; the unstated affairs in this supplementary agreement shall be implemented according to the corresponding articles of equity transfer agreement.

4. This supplementary agreement will become effective upon the signature date; this agreement is in septuplicate, each of the 5 subjects of Party A, Party B and Party C holds one, Party D holds one, and Jilin Kid Castle keeps one for reference.

Party A:
Party A1: Sun Ai Tung (Signature),  Party A2: Lu Ying Ji (Signature)

Party B:

Party B1: Shanghai Kid Castle Educational Software Development Company Limited
Legal/Authorized Representative: Min-Tan Yang (Seal and Signature)

Party B2: Shanghai Kid Castle Educational Info Constitution Company Limited
Legal/Authorized Representative: Min-Tan Yang (Seal and Signature)

Party C: Jilin Kid Castle Educational Investment Development Ltd (Seal and Signature)

Legal/Authorized Representative:

Party D: Jilin Kid Castle Double Languages Preschool (Seal and Signature)

Changchun Kid Castle Double Languages Preschool (Seal and Signature)

Changchun Kid Castle Children English Training School (Seal and Signature)

Signature Date: 15 March 2007